AMENDMENT NO. FOUR

TO INVESTMENT SUB-ADVISORY AGREEMENT

THIS AMENDMENT NO. FOUR dated as of February 21, 2013 and effective as of April 1, 2013 (the “Effective Date”), amends the Investment Sub-Advisory Agreement dated April 1, 2002 and amended April 25, 2003, March 29, 2007 and September 1, 2011 (the “Agreement”) by and between Wilshire Associates Incorporated (the “Adviser”) and Los Angeles Capital Management and Equity Research, Inc. (the “Sub-Adviser”) with respect to the Wilshire Mutual Funds, Inc. (the “Fund”).

WHEREAS, Sub-Adviser currently furnishes investment advisory services under the Agreement for several of the Fund Portfolios of the Fund; and

WHEREAS, Sub-Adviser had, until September 2007, furnished investment advisory services under the Agreement to the Wilshire Large Company Value Portfolio; and

WHEREAS, Adviser desires to appoint Sub-Adviser to provide investment advisory services to the Wilshire Large Company Value Portfolio;

NOW THEREFORE, the parties agree, and the Agreement is hereby modified, as follows:

1. Effective upon the Effective Date, Exhibit 2 – Fee Schedule of the Agreement shall be deleted in its entirety and replaced by Exhibit 2 – Fee Schedule attached hereto.

2. Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS HEREOF, the undersigned have executed this Amendment as of the date and year first above written.

WILSHIRE ASSOCIATES INCORPORATED	LOS ANGELES CAPITAL MANAGEMENT AND EQUITY RESEARCH, INC.

By:	By:

Name:	Name:

Title:	Title:

EXHIBIT 2

FEE SCHEDULE

Adviser shall pay Sub-Adviser, promptly after receipt by Adviser of its advisory fee from the Fund with respect to each Fund Portfolio each calendar month during the term of this Agreement, a fee based on the average daily net assets of each Portfolio Segment, at the following annual rate:

For the following Fund Portfolios:

Large Company Growth Portfolio (assets aggregated for fee calculation):

Large Company Value Portfolio, Small Company Growth Portfolio and Small Company Value Portfolio (assets aggregated for fee calculation):

Wilshire 5000 Index Fund:

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